Exhibit 32.1

SECTION 906 CERTIFICATION

Each of the undersigned officers of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company”), hereby certifies that (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

/s/ DAVID J. BARRETT

Name:	David J. Barrett
Title:	President and Chief Executive Officer

/s/ HARRY T. HAWKS

Name:	Harry T. Hawk
Title:	Executive Vice President and Chief Financial Officer

Date: March 12, 2004